PRELIMINARY COPY—DRAFT OF MAY 4, 2009

IMPORTANT NOTICE: PLEASE VOTE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD.

INTEGRITY FUND OF FUNDS, INC.
1 Main Street North
Minot, North Dakota 58703

May ____, 2009

Dear Shareholder:

You are cordially invited to attend a special meeting (the "Special Meeting") of the shareholders of Integrity Fund of Funds, Inc. (the "Fund") a North Dakota corporation, which will be held on June 29, 2009 at 10:00 a.m., Central time, at the offices of Brady, Martz & Associates, P.C., 24 Central Avenue West, Minot, North Dakota 58701.

The purpose of the Special Meeting is to ask you to approve (1) a change in investment adviser of the Fund and a new investment advisory agreement with Viking Fund Management, LLC ("Viking"), (2) subject to the provision of relief by the Securities and Exchange Commission, a "manager-of-managers" structure for the Fund and (3) the election of four directors (all of whom are currently directors), to the Board of Directors of the Fund (the "Board").

The Board has approved, and recommends that you vote "FOR," each proposal.

The Proxy Statement that accompanies this letter contains detailed information on the proposals. I encourage you to read it carefully. After you have read the accompanying materials, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid return envelope. Alternatively, you may vote by telephone, by facsimile or via the Internet. This will ensure that your vote is counted, even if you cannot attend the Special Meeting in person. You may also vote in person at the Special Meeting. If you have any questions or need assistance in voting, please contact Integrity Fund Services, Inc. (shareholder services) at (800) 601-5593 or (701) 857-0230.

Your Vote Is Important. If we do not hear from you after a reasonable amount of time, you may receive a telephone call reminding you to vote your shares.

We appreciate your participation and urge you to cast your vote as soon as possible.

Sincerely,

Robert E. Walstad
Interim President and Chairman of the Board

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES (UNLESS YOU ARE VOTING BY TELEPHONE, BY FACSIMILE OR VIA THE INTERNET). NO POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IT IS VERY IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED NO LATER THAN 10:00 A.M., CENTRAL TIME ON JUNE 29, 2009.

INTEGRITY FUND OF FUNDS, INC.

IMPORTANT INFORMATION

While we encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the proposals in the Questions & Answers ("Q&A") below. The Q&A contains limited information. It should be read in conjunction with, and is qualified by reference to, the more detailed information contained elsewhere in the Proxy Statement.

QUESTIONS & ANSWERS

Q:	What am I being asked to vote "FOR" on this proxy?
A:

You are being asked to vote "FOR" (1) a proposal to approve a new investment advisory agreement for the Fund, (2) a proposal to approve, subject to the provision of relief by the Securities and Exchange Commission, a "manager-of-managers" structure for the Fund and (3) a proposal to elect four directors to the Board.

Q:	Why is the Board proposing a new advisory agreement between Viking Fund Management, LLC and the Fund?
A:

Currently, Integrity Money Management, Inc. ("Integrity Money Management") serves as the investment adviser to the Fund under an investment advisory agreement. Integrity Money Management is a wholly-owned subsidiary of Integrity Mutual Funds, Inc. (the "Company"). On March 6, 2009, the Company and Integrity Money Management entered into an agreement (the "Corridor Agreement") with Corridor Investors, LLC ("Corridor") and Viking Fund Management, LLC ("Viking"), subject to certain terms and conditions, to complete the transactions described below (collectively, the "Transaction"). Corridor is a recently formed North Dakota limited liability company, and it is currently anticipated that interests in Corridor will be owned by, among others, certain officers and employees of the Company and Viking. Viking is located in Minot, North Dakota and currently acts as investment adviser to four mutual funds, each of which is a series of Viking Mutual Funds. Subject to the satisfaction of the terms and conditions of the Corridor Agreement, it is anticipated that on or about June 30, 2009 (or another date that may be agreed to by the parties), Corridor and Viking will acquire certain assets of Integrity Money Management. In light of the foregoing, simultaneous with the closing of the Transaction, it is intended that Viking will become a wholly-owned subsidiary of Corridor. In practical terms, this means that the management of the funds in the Integrity and Viking fund families is expected to be consolidated with Viking. As a result, subject to shareholder approval of a new investment advisory agreement for the Fund with Viking, as well as satisfaction of the other terms and conditions of the Corridor Agreement, it is anticipated that the personnel of Integrity Money Management who currently manage the Fund will continue to do so after the Transaction is completed, but they will be employees of Viking. Even if shareholders of the Fund approve the respective new investment advisory agreements, however, the Corridor Agreement requires that numerous conditions be met or waived for the Transaction to occur. There can be no assurance that the Transaction will be completed. If the Transaction is not completed, the new advisory agreement will not be implemented, even if shareholders have approved it.

Q:	Will the advisory fees of the Fund increase after the approval of Viking as investment adviser?
A:	No.

Q:	Why is the Board proposing a manager-of-managers structure?
A:

A manager-of-managers structure would generally permit the Fund's investment adviser to enter into new sub-advisory agreements with unaffiliated sub-advisers and to change the terms of existing sub-advisory agreements with unaffiliated sub-advisers without first obtaining shareholder approval. Although implementation will require relief from the SEC, Proposal 2 seeks your approval to allow the Fund to operate using a manager-of-managers structure. Shareholders should be aware, however, that under a manager-of-managers structure, they would not have the ability to exert control over whether the Fund entered into new sub-advisory agreements with unaffiliated sub-advisers or whether terms to sub-advisory agreements were changed, because they would not be entitled to vote "for" or "against" such matters before they became effective.

Q:	Could investment advisory fees be increased without a shareholder vote if the manager-of-managers structure is approved?
A:

No. Fees paid to any sub-adviser would be paid directly by the investment adviser out of its investment advisory fee; they would not be paid directly by the Fund. Therefore, any change in sub-advisory fees would have no impact on the Fund's expenses. Any increase in the investment advisory fee paid to the investment adviser by the Fund will continue to require shareholder approval.

Q:	What are the benefits of a manager-of-managers structure?
A:

A manager-of-managers structure will provide the investment adviser and the Board with the flexibility to implement sub-adviser changes or materially amend sub-advisory agreements without incurring the significant delay and potential expense associated with obtaining shareholder approval.

Q:	Why am I being asked to elect Directors?
A:

You are being asked to elect four nominees to serve as members of the Board, each to hold office for the term indicated in the Proxy Statement. Each of the nominees is a current director on the Board. In light of federal securities laws requiring specified percentages of directors to have been elected by shareholders under certain circumstances, at this time, the Board is proposing that shareholders elect the four nominees to the Board. It is possible that this election may facilitate the appointment by the Board of future directors by helping to avoid the time and expense of a future shareholder meeting specifically to elect one or more directors.

Q:	How does the Board recommend that I vote on the proposals?
A:	The Board believes that each proposal is in the best interests of the Fund. After careful consideration, the Board recommends that you vote "FOR" the proposals.

Q:	When is my proxy due?
A:	We would like to receive your vote as soon as possible, and, in any event, before 10:00 a.m., Central time on June 29, 2009.

Q:	How can I vote my proxy?
A:

By mail—You may vote your shares by completing, dating, signing and returning your proxy card by mail in the enclosed postage-paid envelope. If you have misplaced your envelope, please mail your proxy to: Integrity Fund of Funds, Inc., 1 Main Street North, Minot, North Dakota 58703.

In person—You may vote your shares in person at the Special Meeting to be held on June 29, 2009 at 10:00 a.m., Central time, at the offices of Brady, Martz & Associates, P.C., located at 24 Central Avenue West, Minot, North Dakota 58701.

By phone—You may vote your shares by telephone. To do so, please have your proxy card available and call the toll-free number on the proxy card. Enter your control number from your proxy card and follow the simple instructions.

Via the Internet—You may vote your shares via the Internet. To do so, please have your proxy card available and go to the website shown on the proxy card www.integrityfunds.com/proxy. Follow the simple instructions found on the website.

By facsimile—You may vote your shares by fax. To do so, please complete the enclosed proxy card and fax it to Integrity Fund Services, Inc. (shareholder services) at (701) 852-2548.

If you need more information or have any questions on how to cast your vote, call Integrity Fund Services, Inc. (shareholder services) at (800) 601-5593 or (701) 857-0230.

Q:	Will the Fund pay for this proxy solicitation?
A:	No. Corridor Investors, LLC and Integrity Money Management, Inc. have agreed to pay the costs of this proxy solicitation, as well as the other costs of the Special Meeting.

YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN RESPONDING PROMPTLY.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, TO HELP ENSURE THAT YOUR VOTE IS REPRESENTED, PLEASE EITHER COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD BY MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD TO VOTE BY PHONE, BY FACSIMILE, OR VIA THE INTERNET.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
INTEGRITY FUND OF FUNDS, INC.
TO BE HELD ON
JUNE 29, 2009

Notice is hereby given that a Special Meeting (the "Special Meeting") of shareholders of Integrity Fund of Funds, Inc. (the "Fund") a North Dakota corporation, will be held at the offices of Brady, Martz & Associates, P.C., located at 24 Central Avenue West, Minot, North Dakota 58701, at 10:00 a.m., Central time, on June 29, 2009 for the following purposes:

•	Proposal 1: To approve a change in investment adviser and a new investment advisory agreement with Viking Fund Management, LLC ("Viking").

•

Proposal 2: To authorize a "manager-of-managers" structure whereby subject to the provision of relief by the Securities and Exchange Commission, the investment adviser, subject to certain conditions, will be able to enter into and materially amend sub-advisory agreements, without obtaining shareholder approval.

•	Proposal 3: To elect four directors (each of whom is a current director) to the Board of Directors of the Fund.

•	To transact any other business that properly comes before the Special Meeting.

Please read the enclosed Proxy Statement carefully for information concerning the proposals to be placed before the Special Meeting or any adjournments or postponements thereof. Only shareholders of record as of the close of business on May 11, 2009 may vote at the Special Meeting or any adjournments or postponements of the Special Meeting. Shareholders may vote in person or by proxy.

The Board of Directors recommends that shareholders vote "FOR" each Proposal above.

You can vote easily and quickly by mail, by phone, by facsimile or via the Internet. Just follow the instructions that appear on your enclosed proxy card. Whether or not you expect to be present at the meeting, please help avoid the cost of a follow-up mailing by voting as soon as possible. Shares represented by duly executed proxies will be voted at the Special Meeting in accordance with the instructions given. However, if no voting instructions are given, your shares will be voted "FOR" each Proposal and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Special Meeting. Voting instructions must be received no later than 10:00 a.m., Central time on June 29, 2009.

By Order of the Board of Directors of
Integrity Fund of Funds, Inc.,

Peter A. Quist
Secretary
May xx, 2009

INTEGRITY FUND OF FUNDS, INC.

1 Main Street North
Minot, North Dakota 58703
(800) 276-1262

PROXY STATEMENT
May xx, 2009

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
JUNE 29, 2009

The Board of Directors (the "Board") of Integrity Fund of Funds, Inc. (the "Fund"), a North Dakota corporation, is soliciting the enclosed proxy in connection with a special meeting of shareholders of the Fund to be held on Monday, June 29, 2009 at 10:00 a.m., Central time, at the offices of Brady, Martz & Associates, P.C., 24 Central Avenue West, Minot, North Dakota 58701 and any adjournments or postponements thereof (collectively, the "Special Meeting").

The Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about May ______, 2009 or as soon as practicable thereafter.

SUMMARY OF PROPOSALS AND VOTING INFORMATION

This Proxy Statement contains the three proposals shown below. The table below shows each proposal. Each of the proposals is discussed in detail in this Proxy Statement.

Proposal
1.	New Investment Advisory Agreement with Viking Fund Management, LLC ("Viking")
2.	Manager-of-Managers Structure
3.	Election of Directors

In order for the Special Meeting to go forward, there must be a quorum. The holders of one-third of the shares entitled to vote at the Special Meeting will constitute a quorum. All returned proxies count toward a quorum, regardless of how they are voted. The Special Meeting may be adjourned if a quorum is not obtained. It is possible that the Special Meeting could be held for one or more proposals and adjourned for other proposals.

For the purposes of counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast at the Special Meeting. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received but are not voted as to one or more proposals because the broker lacks discretionary voting authority and for which the broker indicates that instructions have not been received from the respective beneficial owners and other persons entitled to vote the shares. The effect of abstentions and broker non-votes on each proposal is described at the end of the proposal under "Shareholder Approval and Required Vote."

Any shareholder submitting a proxy has the power to revoke it before it is voted by giving written notice of revocation or by executing and delivering a later dated proxy, or by personally casting a vote at the Special Meeting. To change a vote by written notice of revocation, you must provide the Fund with a "Revocation Letter" that: (i) identifies yourself; (ii) states that, as a shareholder on the Record Date (as defined below), you revoke your prior instructions as set forth in the previously returned proxy card; and (iii) indicates your new instructions, if any.

All properly executed but unmarked proxies received in time for the Special Meeting will be voted "FOR" approval of the proposals and "FOR" or "AGAINST" any other business that may properly arise at the Special Meeting in the proxies' discretion.

It is expected that the solicitation of proxies will be primarily by mail. Supplementary solicitations may be made by mail, by facsimile or by telephone by representatives of the Fund. Integrity Money Management has retained Broadridge Financial Solutions, Inc. (the "Proxy Solicitor") to assist in the solicitation of proxies, at an estimated cost of [$xxxx]. Corridor Investors, LLC and Integrity Money Management, Inc. will pay all costs associated with this Proxy Statement.

Only shareholders of record on May 11, 2009 (the "Record Date") may vote at the Special Meeting (including any adjournments or postponements). Each shareholder is entitled to one vote for each share owned on the Record Date; however, for the election of directors, shareholders are entitled to cumulate their votes, as described in Proposal 3.

On the Record Date, the Fund had outstanding ___ shares entitled to vote at the Special Meeting.

Set forth below are those shareholders who owned more than 5% of the Fund's outstanding shares as of the Record Date:

Shareholder Name and Address	Number of Shares	% of Outstanding Shares

At this point, we know of no other business to be brought before the Special Meeting. However, if any other matters do arise, the persons named as proxies will vote upon these matters according to their best judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 29, 2009. This Proxy Statement is available on the Internet at www.integrityfunds.com/proxy.

The Fund's most recent annual and semi-annual reports are available upon request at no cost. To request a report, please write to Integrity Funds Distributor, Inc. at 1 Main Street North, Minot, North Dakota 58703, or call (800) 276-1262. The Fund's most recent annual and semi-annual reports are also available on the Internet at www.integrityfunds.com.

Please be sure to read the entire Proxy Statement before casting your vote. You may call Integrity Fund Services, Inc. (shareholder services) at (800) 601-5593 or (701) 857-0230 if you need help voting your proxy, or want information on how to obtain directions to be able to attend the Special Meeting and vote in person.

CERTAIN SERVICE PROVIDERS

Integrity Fund Services, Inc. ("IFS"), currently an affiliate of Integrity Money Management, Inc. ("Integrity Money Management"), the Fund's current investment adviser, serves as the Fund's accounting service provider, administrator and transfer agent. Integrity Funds Distributor, Inc. ("IFD"), also currently an affiliate of Integrity Money Management, is the distributor (principal underwriter) of the Fund's shares. Integrity Money Management, IFS and IFD are currently located at 1 Main Street North, Minot, North Dakota 58703.

BOARD OF DIRECTORS RECOMMENDATION

On March 6, 2009 and on March 11, 2009, the Board of Directors met to discuss the proposals contained in this Proxy Statement and voted to approve the proposals. The Board of Directors recommends that you vote "FOR" each of the proposals in this Proxy Statement.

PROPOSAL 1: TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT FOR THE FUND

BACKGROUND AND REASON FOR VOTE

Integrity Money Management currently serves as the Fund's investment adviser under an investment management agreement between Integrity Money Management and the Fund (the "Current Agreement"). Integrity Money Management is a wholly-owned subsidiary of Integrity Mutual Funds, Inc. (the "Company"). Viking currently acts as investment adviser to four mutual funds, each of which is a series of Viking Mutual Funds. On March 6, 2009, the Company and Integrity Money Management, among others, entered into an agreement (the "Corridor Agreement") with Corridor Investors, LLC ("Corridor") and Viking, to complete certain transactions (collectively, the "Transaction") on or about June 30, 2009 or another date that may be agreed to by the parties (the "Transaction Closing Date"). Upon completion of the Transaction, it is expected that, primarily through its subsidiaries, Corridor will provide investment advisory, distribution and other services to mutual funds currently in the Integrity and Viking fund families.

Corridor, located at 1 North Main, Minot, North Dakota 58703, is a North Dakota limited liability company that was organized in January 2009 by Robert E. Walstad, the chairman of the Board of Directors of the Fund and interim president of the Fund, and Shannon D. Radke, president of Viking, president and treasurer of Viking Mutual Funds and president of Viking Fund Distributors, LLC. Mr. Walstad and Mr. Radke comprise the initial Board of Governors of Corridor, and it is anticipated that Mr. Radke will serve as the president and chief executive officer of Corridor. In addition, it is expected that, by the completion of the Transaction, Mr. Walstad and Mr. Radke will own membership interests of approximately 10% and 5%, respectively, in Corridor. They will receive their membership interests, without a cash investment, in exchange for their contributions to Corridor (including experience in the mutual fund industry and their personal guaranties of bank financing), and, in addition, with respect to Mr. Radke, in exchange for his interest in Viking (which will be converted). Other employees currently of the Company and Viking are expected to own, in the aggregate, approximately 23% of the total membership interests in Corridor, with each employee individually owning an interest of approximately 1%. They will receive their membership interests in exchange for their experience and role in the operations of Corridor, and without a cash investment. Additionally, Corridor is conducting a private offering in which it anticipates raising approximately $625,000 in exchange for approximately 25% of the total membership interests. The remaining membership interests (approximately 37%) are expected to be held by current holders of membership interests in Viking. It is not currently anticipated that any person will initially hold a membership interest representing more than 25% of the aggregate membership interests in Corridor.

Pursuant to the Corridor Agreement, the Company (as seller) has indicated that it intends to sell its investment advisory and other mutual fund services business to Corridor and Viking (collectively, as buyer) for a purchase price equal to: (1) 60 basis points (0.6 of 1%) of the aggregate net asset value of the outstanding shares of the funds currently in the Integrity family of funds (the "Closing Date Shares") on the business day immediately preceding the Transaction Closing Date; and (2) 10 basis points (0.1 of 1%) of the then aggregate net asset value of the Closing Date Shares which then remain outstanding 12 months post-Transaction Closing Date, 24 months post-Transaction Closing Date and 36 months post-Transaction Closing Date. The amount described in clause (1) of the preceding sentence is to be paid on the Transaction Closing Date, and the amounts described in clause (2) of the preceding sentence are to be paid at the referenced times. At closing, Corridor will designate which specific assets are being transferred to it, and which are being transferred to Viking.

In conjunction with the sale described in the preceding paragraph, subject to the satisfaction of the terms and conditions of the Corridor Agreement, it is anticipated that Corridor and Viking will acquire, among other things, certain assets of Integrity Money Management, that Integrity Money Management will resign as investment adviser to the Fund, and that Viking will become a wholly-owned subsidiary of Corridor. In practical terms, this means that the management of the funds in the Integrity and Viking fund families will be consolidated with Viking. As a result, subject to shareholder approval of a new investment advisory agreement for the Fund with Viking (such agreement, the "New Agreement"), as well as satisfaction of the other terms and conditions of the Corridor Agreement, it is anticipated that the personnel of Integrity Money Management who currently manage the Fund will continue to do so after the Transaction is completed, but they will be employees of Viking. In addition, pursuant to the Corridor Agreement, it is expected that Corridor and Viking will acquire all the stock of IFS and IFD.

Shareholders of the Fund should be aware that, in addition to shareholder approval, a number of conditions must be satisfied for the New Agreement to become effective. For example, the Transaction, subject to the conditions set forth in the Corridor Agreement, must be completed. Among other things, these conditions require that shareholders of other funds in the Integrity family of funds also approve the change in investment adviser for their funds from Integrity Money Management to Viking. If the Transaction is not completed and the New Agreement does not become effective, then it is possible that Integrity Money Management may continue to act as investment adviser to the Fund. Otherwise, the Board will take such action as it deems to be in the best interests of the Fund.

VIKING FUND MANAGEMENT, LLC

The principal business address of Viking is currently 116 1st Street Southwest, Suite C, Minot, North Dakota 58701. Viking is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and currently provides investment advisory services to four series of Viking Mutual Funds. As of April 30, 2009, Viking had approximately $22 million in assets under management.

As stated above, upon the completion of the Transaction, it is anticipated that Viking will be a wholly-owned subsidiary of Corridor.

The following chart lists the current principal executive officers and the current governors of Viking and their principal occupations. The business address of each officer and governor is currently 116 1st Street Southwest, Minot, North Dakota 58701.

Name	Position with Viking; Principal Occupation
Shannon D. Radke	Governor and President, Viking and Viking Fund Distributors, LLC
F. Bruce Walker	Governor and Secretary, Viking; Owner, Coldwell Banker 1st Minot Realty
Bruce I. Christianson	Governor, Viking; CEO, Magic City Financial Group
Patrick Murphy	Governor, Viking; Owner, Murphy Motors, Inc.
John Stewart	Governor, Viking; Owner, Fisher Motors, Inc.
Roger Tollefson	Governor, Viking; Owner, Tollefson's Retail Group
James Johnson	Treasurer, Viking; Corporate Accountant, Viking

After the completion of the Transaction, it is anticipated that the principal executive officers and directors of Viking will be the individuals set forth on the chart below, and that the business address of each will be 1 Main Street North, Minot, North Dakota 58703.

Name	Anticipated Position with Viking; Principal Occupation
Shannon D. Radke	Governor and President, Viking; President and Chief Executive Officer, Corridor
Toben Taft	Governor and Vice-President, Viking; Vice-President and Information Technology Manager, Corridor
Laura K. Anderson	Secretary, Viking; President, IFD and IFS; Secretary and Chief Operating Officer, Corridor
James Johnson	Treasurer, Viking; Corporate Accountant, Corridor; Fund Accountant, IFS
Kevin Flagstad	Chief Compliance Officer, Viking; Chief Compliance Officer, Corridor

As indicated in Proposal 3 below, the Board currently consists of five directors (collectively, the "Directors"). Three of the Directors are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), and are therefore referred to as the "Independent Directors." Robert E. Walstad, who is a Director and the chairman of the Board, is also the interim president of the Fund and is referred to as an "Interested Director." As an organizer, member, and governor of Corridor, Mr. Walstad has an interest in this Proposal 1, given that it is anticipated that Viking, the proposed investment adviser to the Fund, will, upon the completion of the Transaction, be a wholly-owned subsidiary of Corridor.

Peter Quist is currently an Interested Director and an officer of the Fund; however, he has announced his resignation from the Board, effective upon the Special Meeting. Adam Forthun and Brent Wheeler are each currently officers of the Fund. It is expected that Mr. Quist, Mr. Forthun and Mr. Wheeler will each hold membership interests of approximately 1% in Corridor. Laura K. Anderson was Treasurer of the Fund from October 2005 until May 2008, and, since March 2008, has served as President, Mutual Fund Division, of the Company and President of Integrity Money Management. It is currently anticipated that she will hold a membership interest of approximately 1% in Corridor and that she will serve as its Secretary and Chief Operating Officer. In light of their respective positions and interests, as applicable, as described in this paragraph, each of the individuals named in this paragraph has an interest in this Proposal 1.

None of the nominees for election as an Independent Director is also an officer, employee or director of, or owner of an interest in, Viking or its parents or subsidiaries. None of the nominees for election as an Independent Director has had any material interest, direct or indirect, in any material transactions since the beginning of the most recently completed fiscal year of the Fund, or in any material proposed transactions, to which Viking or any of its parents or subsidiaries (other than a fund), or any parents or subsidiaries of the foregoing were or are to be a party. Since the beginning of the most recently completed fiscal year of the Fund, no nominee for election as an Independent Director has purchased or sold any interest in Viking or in any of its parents, or in subsidiaries of either. None of the nominees for election as an Independent Director currently owns or intends to acquire any membership interest in Corridor.

THE CURRENT AGREEMENT

If the Transaction is completed as anticipated, it is expected that Integrity Money Management will resign as investment adviser to the Fund, the Current Agreement will terminate and, if approved by shareholders, the New Agreement will become effective. Set forth in the table below are: (1) the date of the Current Agreement; (2) the date on which the Current Agreement was last submitted to a vote of shareholders of the Fund; and (3) the purpose of such submission. Since the beginning of the Fund's last fiscal year, the Board approved the continuation of the Current Agreement on October 29, 2008.

Date of Current Agreement	Date Current Agreement Last Submitted to Shareholders	Purpose of Last Submission to Shareholders
Restated as of April 27, 2004	Prior to Inception Date of January 3, 1995	Initial Shareholder Consent

PORTFOLIO MANAGER INFORMATION

Monte Avery, Senior Portfolio Manager, is the portfolio manager for the Fund and is primarily responsible for the day-to-day management of the Fund's portfolio, including credit analysis and the execution of portfolio transactions. Mr. Avery started in the securities business with PaineWebber in 1981 as a retail broker, transferring to Dean Witter in 1982. In 1988, Mr. Avery joined Bremer Bank, N.A. (Minot, ND) to help start its Invest Center. He transferred back to Dean Witter in 1993, where he remained until he joined the Company in 1995. Since that time, Mr. Avery has been a co-manager of the Montana Tax-Free Fund, Inc. and ND Tax-Free Fund, Inc. and, effective in February 2000, the portfolio manager of these funds. From January 1996 until September 2001 and September 2002 to present, he has been the portfolio manager for the Fund. He had also been a co-portfolio manager of the Kansas Municipal Fund, Kansas Insured Intermediate Fund, Nebraska Municipal Fund and Oklahoma Municipal Fund since January 1996. Mr. Avery became manager of these funds in February 2000 and has been manager of the Maine Municipal Fund and the New Hampshire Municipal Fund since December 2003.

COMPARISON OF THE NEW AGREEMENT AND CURRENT AGREEMENT

Set forth below is a brief comparison of certain terms of the Current Agreement to those of the New Agreement. For a more complete understanding of the New Agreement, please refer to the form of the New Agreement provided in Appendix A hereto. The summary below is qualified in all respects by the terms and conditions of the form of New Agreement.

Advisory Services. The advisory services to be provided by Viking to the Fund under the New Agreement will be substantially similar to those advisory services provided by Integrity Money Management under the Current Agreement. The Current Agreement provides that the adviser, among other things, subject to the supervision of the Board, will (a) act in conformity with the 1940 Act and the Advisers Act, (b) manage the Fund in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Prospectus and Statement of Additional Information, (c) make investment decisions for the Fund and (d) place purchase and sale offers on behalf of the Fund. The Current Agreement further provides that, in providing those services, the adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation, and, if appropriate, sale and reinvestment of the Fund's assets. Similarly, the New Agreement provides that the adviser will, subject to the supervision of the Directors, provide the following services: (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund. In addition, under the New Agreement, the adviser will agree to comply with applicable provisions of the 1940 Act, the Advisers Act, and other applicable laws and regulations.

Sub-Advisers. The New Agreement states that the adviser is authorized, at its own expense, to delegate its responsibilities to a sub-adviser by entering into a sub-advisory agreement. If the adviser does delegate its responsibilities to a sub-adviser, the adviser is responsible for supervising the activities and performance of the sub-adviser. The Current Agreement does not include a similar provision.

Expenses. Under the Current Agreement, the adviser bears all expenses in connection with the performance of its services under the agreement, and the Fund bears certain other expenses to be incurred in its operation (including fees and expenses of directors and officers of the Fund who are not officers of directors of the adviser). In addition, the Fund is expected to pay service fees to dealers for providing personal services to shareholders and/or the maintenance of shareholder accounts.

Under the New Agreement, subject to specified exceptions, the adviser is generally required to pay the compensation and expenses of all of its governors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes), and is required to make available, without expense to the Fund, the service of its governors, officers and employees who may be duly elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The adviser also pays the fees of any sub-adviser. The New Agreement further provides that the adviser is not required to pay any expenses of the Fund other than those that have been specifically allocated to the adviser under the respective agreement, and specifies various examples of expenses for which payment is not the responsibility of the adviser.

Fees. The fee to be paid by the Fund to Viking under the New Agreement will be equal to an annual rate of 0.90% of the Fund's average daily net assets, which is the same as the fee paid to Integrity Money Management under the Current Agreement.

Integrity Money Management has contractually agreed to maintain expense level of the Fund (not including fees and expenses of the funds in which the Fund invests (referred to as "acquired fund fees and expenses") and extraordinary and non-recurring expenses) until December 31, 2009 for the Fund so that the net annual operating expenses (excluding acquired fund fees and expenses and extraordinary and non-recurring expenses) do not exceed 1.65% of average daily net assets. Viking will agree to maintain the Fund's expenses at the same level (subject to the same exclusions) until July 31, 2010. Thereafter, Viking may enter into additional contractual agreements, although the substance of any such agreement is not currently known.

During their fiscal year ended December 31, 2008, the Fund paid, after fee waivers and expense reimbursements, (i) advisory fees to Integrity Money Management (actual and as a percentage of average daily net assets); (ii) fees to IFS, in its capacities as administrator, transfer agent and accounting service provider; and (iii) fees to IFD, as set forth below:

Advisory Fees to Integrity Money Management	Fees to IFS	Fees to IFD
$22,989 0.22% (as a percentage of average daily net assets)	$24,001 (Administrator) $24,329 (Transfer Agent) $29,209 (Accounting Service Provider)	$26,047

After the Current Agreement terminates, it is anticipated that IFS and IFD (as subsidiaries of Corridor) will continue to provide the services to the Fund that they are currently providing.

Standard of Care and Limitation on Liability. In both the Current Agreement and the New Agreement, the adviser agrees to exercise its "best judgment" in rendering the specified services. The Current Agreement provides that the adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates, subject to certain exceptions including willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, and reckless disregard of its obligations and duties. The New Agreement provides that the adviser is not liable to, among others, the Fund or to any holder of the Fund's shares, for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which the agreement relates, subject to similar exceptions as those under the Current Agreement.

Continuance. After an initial term of up to two years, both the Current Agreement and the New Agreement provide for successive one-year periods if such continuance is specifically approved at least annually as described in the agreement.

Termination. The New Agreement provides for termination (i) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the respective Fund's outstanding voting securities, upon sixty (60) days' written notice to the adviser, (ii) by the adviser at any time without penalty, upon sixty (60) days' written notice to the Fund, or (iii) automatically in the event of its assignment (as defined in the 1940 Act). The Current Agreement contains similar provisions, although termination by the adviser requires 90, rather than 60, days' written notice.

BOARD CONSIDERATIONS

During last year, the Board received and considered a variety of materials related to the proposed Transaction (including relating to Corridor and Viking), the rationale therefor, alternatives to the Transaction, and the potential impact to the Fund. In light of the Corridor Agreement, at meetings held on March 6, 2009 and on March 11, 2009 (collectively, the "March Meeting"), the Board, including a majority of the Independent Directors, considered the approval of the New Agreement. In evaluating the New Agreement, the Board reviewed information furnished by the Company, Integrity Money Management and Viking, including information regarding: (1) the services to be provided to the Fund, including the nature, extent and quality of such services; (2) the performance of the Fund; (3) the compensation to be paid to Viking including the cost of advisory services to be provided and profits to be realized by Viking and its affiliates, including Corridor, from the relationship with the Fund, taking into account the anticipated expense limitation arrangements; (4) the extent to which economies of scale would be realized as the Fund grows and whether the advisory fee reflects these economies of scale for the benefit of the Fund's investors; (5) other benefits to be received by Viking from its relationship with the Fund; and (6) the continuity of services to be provided to the Fund by other service providers, including IFS and IFD. In considering the New Agreement, the Independent Directors also relied upon their knowledge of the Transaction, Corridor, Viking and the Fund resulting from their meetings and other interactions throughout the year and their own business judgment in determining the factors to be considered in evaluating the New Agreement. Each Independent Director may have accorded different weight to the various factors in reaching his conclusions with respect to the New Agreement. The Independent Directors did not identify any single factor as all-important or controlling. The Independent Directors' considerations were instead based on a comprehensive consideration of all the information presented. The principal factors considered by the Board and its conclusions are described below.

Nature, Extent and Quality of Services. The Board Members considered the nature, extent and quality of the services to be provided by Viking, including investment advisory and administrative services. In considering the nature, extent and quality of the services to be provided to the Fund by Viking under the New Agreement, the Board recognized that Viking would be a subsidiary of Corridor upon the completion of the Transaction. In this regard, the Board considered that Corridor was a newly formed company, and therefore took into account Corridor's business plan, financing prospects, and viability, based on information provided by the Company. Members of the Company and Viking Fund Management, LLC represented to the Board that Corridor would oversee the consolidation of the operations of Integrity Money Management into those of Viking following the Transaction to ensure a smooth transition and that the Transaction and the New Agreement were not expected to effect any material changes in the manner in which the Fund is managed.

In addition, the Board considered the continuity of investment and administrative personnel. With respect to investment personnel, the Board is familiar with the background, experience and track record of the Fund's investment personnel and these same persons are expected to serve the Fund in the same capacities following the Transaction, except as employees of Viking. More specifically, the Board was advised that the portfolio manager who currently manages the Fund will continue to manage the Fund on behalf of Viking.

As discussed in further detail below, with limited exceptions, the administrative personnel currently providing services to the Fund is expected to continue in the same capacity and provide the same level of service following the Transaction. Although the same investment personnel are expected to continue to manage the Fund under the New Agreement, the Board recognized that the level of services may be enhanced with the addition of Viking's additional management expertise and marketing resources.

The Board concluded that the approval of the New Agreement and the transition of the Fund management from Integrity Money Management to Viking was not expected to interfere with the day-to-day management of the Fund. Based on its review, the Board concluded that the expected nature, extent and quality of services to be provided by Viking supported approval of the New Agreement.

Performance. The Board considered the performance history of the Fund, and in light of the continuity of investment personnel as employees of Viking, the Board recognized that the New Agreement was not expected to impact the performance of the Fund.

Compensation and Economies of Scale. The Board evaluated the management fee under the New Agreement and noted that the advisory fee will be the same as the advisory fee rates paid by the Fund under the Current Agreement. The Board also considered the Fund' expense ratios, including, in particular, the expense limitation agreement applicable to the Fund and noted that Viking intended to continue the expense limitation arrangements in effect for the Fund. The Board considered whether there were any economies of scale and whether fee levels reflect these economies of scale. In this regard, the Board noted that the Fund has not reached an asset level that would enable it to benefit substantially from economies of scale. However, the Board recognized that with the integration of the Integrity and Viking fund families, certain shared expenses may be spread over a larger asset base. The Board recognized that even if an alternative investment adviser could potentially result in lower fees, the benefits to shareholders of continuity in the operations and management of the Fund also needed to be accorded weight. The Board concluded that the fees to be paid to Viking under the New Agreement, taking into account relevant expense limitations, were fair and reasonable.

Profitability. In connection with its review of fees, the Board also considered the profitability of Viking for its advisory activities. In this regard, the Board reviewed information regarding the finances of Corridor and Viking and estimated revenues for 2009. Based on the information provided, the Board concluded that the level of profitability was reasonable in light of the services provided.

Ancillary Benefits. The Board considered whether there were any ancillary benefits Viking and its affiliates may receive as a result of its relationship with the Fund. In this regard, the Board considered that Viking does not currently engage in any soft dollar arrangements Based on their review, the Independent Directors concluded that any indirect benefits received by Viking and its affiliates as a result of its relationship with the Fund were reasonable and within acceptable parameters.

Continuity of Service Providers. The Board noted that, in addition to acquiring Viking, Corridor would be acquiring IFS and IFD as part of the Transaction. Accordingly, IFS will continue to act as administrator, accounting service provider and transfer agent to the Fund and IFD will continue to act as distributor to the Fund. The Board also noted that Wells Fargo Bank, N.A. would continue to act as the Fund' custodian. The Board concluded that the continuation of the Fund's service provider contracts would help ensure continuity of Fund operations.

Based on their review of the New Agreement, the materials provided and the considerations described above, the Directors, including a majority of the Independent Directors, determined that the adoption of the New Agreement would be in the best interests of the Fund and its respective shareholders and should be approved. In addition, the Board recommends approval of the New Agreement by the Fund's shareholders.

SHAREHOLDER APPROVAL AND REQUIRED VOTE

To become effective, the New Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the vote of the lesser of (i) 67% or more of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund. For purposes of determining the approval of the New Agreement, abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1. If you need any assistance or have any questions regarding Proposal 1 or how to vote your shares, please call IFS (shareholder services) at (800) 601-5593 or (701) 857-0230.

PROPOSAL 2: TO APPROVE THE MANAGER-OF-MANAGERS STRUCTURE FOR THE FUND

BACKGROUND AND REASON FOR VOTE

Under the New Agreement (if approved by shareholders under Proposal 1), the investment adviser will be authorized, at its own expense, to enter into a sub-advisory agreement with a sub-adviser, to whom the investment adviser may delegate responsibility to manage the assets of the Fund. If the investment adviser delegates portfolio management duties to a sub-adviser, the 1940 Act generally requires that the sub-advisory agreement between the adviser and the sub-adviser be approved by the Board and by Fund shareholders. Specifically, Section 15 of the 1940 Act, in relevant part, makes it unlawful for any person to act as an investment adviser (including as a sub-adviser) to a mutual fund, except pursuant to a written contract that has been approved by shareholders.

Shareholders of the Fund are being asked to approve a "manager-of-managers" structure for the Fund. If approved by shareholders, the structure would not be implemented until relief permitting such a structure is provided by the Securities and Exchange Commission (the "SEC"). Unless necessary relief is provided by an exemptive rule in the future, the Fund will need to apply to the SEC for exemptive relief and obtain an order.

Because the Fund is soliciting shareholders for approval of other proposals, the Board has determined to ask shareholders to approve the manager-of-managers structure at this time. One typical condition of SEC relief for this structure is that shareholders approve the structure before its implementation. Obtaining shareholder approval for the structure at this time would alleviate the cost and expense of seeking shareholder approval for the structure at a future date, when the Fund may not otherwise be soliciting shareholder approval on other matters.

DESCRIPTION OF THE MANAGER-OF-MANAGERS STRUCTURE

A manager-of-managers structure would generally permit Viking to enter into, and materially amend, sub-advisory agreements with any unaffiliated sub-advisers retained by Viking WITHOUT also needing to obtain further shareholder approval. Normally, the retention of a new sub-adviser, or the material amendment of an existing sub-advisory agreement would require shareholder approval. That approval would not be necessary under a manager-of-managers structure.

If shareholders of the Fund approve this Proposal 2, and the Fund obtains the necessary exemptive relief from the SEC or the SEC adopts an applicable rule, it is anticipated that Viking would be authorized, for such Fund, to (1) engage new or additional sub-advisers; (2) enter into and modify existing investment sub-advisory agreements; and (3) terminate and replace sub-advisers, in each case without obtaining further approval of the Fund's shareholders, provided that (a) the sub-adviser is not an "affiliated person" of Viking or the Fund, other than by reason of serving as a sub-adviser to the Fund, and (b) the Board has approved the new or amended sub-advisory agreement.

Although shareholder approval would no longer be required for the changes described in the prior paragraph, it is anticipated that the Board (including a majority of the Independent Directors) would continue to evaluate sub-advisers and would be required to approve the retention of new sub-advisers and material changes to existing sub-advisory agreements. Viking (if Proposal 1 is approved) and the Board would be responsible for overseeing sub-advisers and monitoring their performance, as well as determining if (or when) changes to a Fund's sub-advisory arrangements should be made. Further, under the 1940 Act, the Board, including a majority of the Independent Directors, must review and consider sub-advisory agreements for renewal annually, after the expiration of the initial term. Prior to entering into, renewing or amending a sub-advisory agreement, Viking (if Proposal 1 is approved) would have a legal duty to provide the Board with information on factors pertinent to the Board's decision regarding those advisory arrangements.

The Board believes that it will be in the best interests of the Fund to provide Viking (if Proposal 1 is approved) and the Board with increased flexibility to recommend and change sub-advisers without incurring the significant delay and expense associated with obtaining prior shareholder approval for such changes. In addition, the Board recognizes that the structure would remain subject to Board oversight and conditions imposed by the SEC, including that any sub-advisory agreement or material change to such agreement would still require approval by the Board (including a majority of the Independent Directors). In the absence of a manager-of-managers structure, the Fund would be required to call and hold a shareholder meeting before it appointed a sub-adviser or materially amended a sub-advisory agreement. Additionally, the Fund would be required to seek shareholder approval of a new sub-advisory agreement if a sub-adviser were to undergo a change of control, even if there were no change in the persons responsible for managing the Fund. Each time a shareholder meeting is called, the Fund must create and distribute proxy materials and solicit proxy votes from shareholders, which is time-consuming and costly. It is thus anticipated that a manager-of-managers structure would permit the Fund to operate most efficiently and cost-effectively. Shareholders should be aware, however, that under a manager-of-managers structure, they would not have the ability to exert control over whether the Fund entered into new sub-advisory agreements with unaffiliated sub-advisers or whether terms to sub-advisory agreements were changed, because they would not be entitled to vote "for" or "against" such matters before they became effective.

Importantly, this proposal does not affect the amount of investment advisory fees paid by the Fund. Viking would pay sub-advisers out of advisory fees it receives from the Fund, which this proposal, and the retention of sub-advisers or renegotiation of sub-advisory agreements, would not impact those fees. The Board would review and approve the fees paid by Viking to sub-advisers in connection with its consideration of new sub-advisory agreements and renewals of sub-advisory agreements. Shareholder approval would continue to be required before the fees paid by the Fund to Viking can increase.

As noted above, before a Fund could implement a manager-of-managers structure, the SEC must provide relief from certain provisions of the 1940 Act, either by rule or exemptive order. Any such relief would typically require the satisfaction of a number of conditions. The precise substance of these conditions is not known at this time.

If this Proposal 2 is not approved by the shareholders of the Fund, shareholder approval will be required for Viking to enter into new or to materially amend sub-advisory agreements with respect to the Fund.

BOARD APPROVAL OF MANAGER-OF-MANAGERS ARRANGEMENT

At the March Meeting, the Board, including the Independent Directors, approved the use of the manager-of-managers arrangement, authorized the Fund to seek exemptive relief from the SEC, and recommended that the manager-of-managers arrangement be submitted to shareholders for their approval.

Reasons for approving the arrangement generally include the following:

1.

A manager-of-managers arrangement will enable the Board to act more quickly, with less expense to the Fund, in appointing new sub-advisers when the Board and the investment adviser believe that such appointment would be in the best interests of the Fund and its shareholders;

2.

The investment adviser would continue to be directly responsible for supervising the activities and performance of the sub-adviser, for taking reasonable steps to assure that the sub-adviser complies with the Fund's investment policies and procedures and with applicable legal requirements, and for reporting to the Directors regarding these matters; and

3.	No sub-adviser could be appointed, removed or replaced without the Board's approval and involvement.

SHAREHOLDER APPROVAL AND REQUIRED VOTE

To become effective for the Fund, the manager-of-managers structure must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the vote of the lesser of (i) 67% or more of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund. For purposes of determining the approval of the manager-of-managers structure, abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2. If you need any assistance, or have any questions regarding Proposal 2 or how to vote your shares, please call IFS (shareholder services) at (800) 601-5593 or (701) 857-0230.

PROPOSAL 3: TO ELECT FOUR DIRECTORS

BACKGROUND AND REASON FOR VOTE

Four individuals are being proposed for election to the Board of Directors (the "Nominees"). All Nominees are currently Directors and have served in that capacity for the length of time indicated in the table below. At the Special Meeting, shareholders of the Fund will be asked to elect the Nominees to serve on the Board. It is intended that the enclosed proxy will be voted "FOR" the election of the four Nominees, unless such authority has been withheld in the proxy and, subject to the cumulative voting procedures described below. The proxy cannot be voted for a greater number of persons than the number of Nominees. Each Nominee has consented to serve as a Director if elected.

Currently, the Board consists of five Directors, four of whom have been elected by shareholders and one of whom has not. Peter A. Quist has announced his resignation from the Board, effective upon the Special Meeting. Accordingly, Mr. Quist is not a Nominee. The 1940 Act requires that certain percentages of directors on boards of registered investment companies must have been elected by shareholders under various circumstances. For example, in general, at least a majority of the directors must have been elected to such office by shareholders. In addition, new directors cannot be appointed by existing directors to fill vacancies created by retirements, resignations or an expansion of a board unless, after those appointments, at least two thirds of the directors have been elected by shareholders. By taking this opportunity to have shareholders to elect the Nominees, it is possible that the time and expense needed to have a shareholder meeting in the future, specifically to elect one or more Directors, may be avoided.

CUMULATIVE VOTING

Each shareholder entitled to vote for Directors has the right to cumulate those votes in the election of Directors by giving written notice of such intent to any officer of the Fund before the Special Meeting or to the presiding officer at the Special Meeting at any time before the election of Directors. If cumulative voting is invoked, then shareholders will have a total number of votes equal to the number of Nominees (four) multiplied by the number of shares that they hold, and will be permitted to distribute this number of votes among any or all of the Nominees. If a shareholder exercises its right to cumulate votes, then:

1.	The presiding officer at the Special Meeting will announce, before the election of Directors, that shareholders may cumulate their votes; and
2.

Each shareholder will cumulate those votes either by casting for one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes represented by the shares entitled to vote, or by distributing all of those votes on the same principle among any number of candidates.

If you sign and return the enclosed proxy card, and if cumulative voting procedures are invoked, the proxies named in the accompanying proxy card will have the right, in their discretion, to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for some or all of the Nominees, provided that the proxies may not cast a vote from your shares for a Nominee with regard to whom you withheld authority to vote.

THE NOMINEES

The Nominees will be elected for indefinite terms, generally subject to resignation, retirement or removal. Although this term would expire at the next regular shareholders' meeting, the Fund is not required to hold annual meetings and the Fund does not intend to hold regular meetings of shareholders. Each Nominee has indicated a willingness to serve as a member of the Board if elected. If any of the Nominees should not be available for election, the persons named as proxies may vote for other persons in their discretion. However, there is no reason to believe that any Nominee will be unavailable for election.

The following table includes certain important information regarding the Nominees, as well as the officers of the Fund:

Independent Directors/Nominees

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH FUND	TERM AND LENGTH SERVED	NUMBER OF PORTFOLIOS OVERSEEN IN THE FUND COMPLEX(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTOR-SHIPS HELD OUTSIDE THE FUND COMPLEX

Orlin W. Backes 948 13th Ave. SW Minot, ND 58701 73	Director	Indefinite Since April 1995	12

Attorney, McGee, Hankla, Backes & Dobrovolny, P.C.; Director, South Dakota Tax-Free Fund, Inc. (April 1995 to June 2004), Integrity Fund of Funds, Inc., ND Tax-Free Fund, Inc., and Montana Tax-Free Fund, Inc. (since April 1995); Trustee, Integrity Managed Portfolios (since January 1996) and The Integrity Funds (since June 2003).

					First Western Bank & Trust
R. James Maxson 1 N. Main St. Minot, ND 58703 61	Director	Indefinite Since January 1999	12

Attorney, Maxson Law Office (since November 2002); Director, South Dakota Tax-Free Fund, Inc. (January 1999 to June 2004), Integrity Fund of Funds, Inc., ND Tax-Free Fund, Inc. and Montana Tax-Free Fund, Inc. (since January 1999); Trustee, Integrity Managed Portfolios (since January 1999) and The Integrity Funds (since June 2003).

					Vincent United Methodist Foundation Minot Area Development Corporation
Jerry M. Stai 2405 11th Ave. NW Minot, ND 58703 57	Director	Indefinite Since January 2006	12

Faculty, Embry-Riddle University (August 2000 to September 2005); Faculty, Park University (August 2005 to December 2005); Non-Profit Specialist, Bremer Bank (since July 2005); Faculty, Minot State University (since August 2000); Director, ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., Integrity Fund of Funds, Inc. (since January 2006); Trustee, Integrity Managed Portfolios and The Integrity Funds (since January 2006).

					Marycrest Franciscan Development, Inc.

Interested Director/Nominee

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH FUND	TERM AND LENGTH SERVED	NUMBER OF PORTFOLIOS OVERSEEN IN THE FUND COMPLEX(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTOR-SHIPS HELD OUTSIDE THE FUND COMPLEX

Robert E. Walstad(2) 1 N. Main St. Minot, ND 58703 64	Director, Chairman, Interim President	Indefinite (Director) Since August 1994 Annual (Officer) January 1995 to July 2007, and since March 2008	12

Director (Sept. 1987 to Feb. 2007), CEO (Sept. 2001 to Feb. 2007), Integrity Mutual Funds, Inc.; Director, President and Treasurer, (Aug. 1988 to Feb. 2007), Integrity Money Management, Inc.; Director, President and Treasurer (Aug. 1988 to Sept. 2004), ND Capital, Inc.; Director, President and Treasurer (May 1989 to Feb. 2007), Integrity Fund Services, Inc.; Director, President, CEO, and Treasurer, (Jan. 1996 to Aug. 2003), Integrity Funds Distributor, Inc.; Director, CEO, Chairman, (Jan. 2002 to Feb. 2007) and President (Sept. 2002 to Dec. 2004), Capital Financial Services, Inc.; Director and President, (April 1994 to June 2004) South Dakota Tax-Free Fund, Inc.; President (Jan. 1996 to July 2007) and Interim President (since March 2008) Integrity Managed Portfolios, (May 2003 to July 2007) and (since March 2008) The Integrity Funds, (Jan. 1995 to July 2007) and (since March 2008) Integrity Fund of Funds, Inc., (Jan. 1989 to July 2007) and (since March 2008) ND Tax-Free Fund, Inc., (Aug. 1993 to July 2007) and (since March 2008) Montana Tax-Free Fund, Inc.; Director and Chairman Montana Tax-Free Fund, Inc. (since May 1993), Integrity Fund of Funds, Inc. (since Aug. 1994), and ND Tax Free Fund, Inc. (since Oct. 1988); Trustee, Chairman, (since January 1996) and Treasurer (January 1996 to May 2004), Integrity Managed Portfolios and (since June 2003), The Integrity Funds.

					Minot Park Board

Officers

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH FUND	TERM AND LENGTH SERVED	NUMBER OF PORTFOLIOS OVERSEEN IN THE FUND COMPLEX(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTOR-SHIPS HELD OUTSIDE THE FUND COMPLEX

Peter A. Quist(2)(3) 1 N. Main St. Minot, ND 58703 75	Director,(3) Vice President, Secretary	Indefinite (Director)(3) Since August 1994 Annual (Officer) Since August 1994	3

Attorney; Director and Vice President (since May 1988) Integrity Mutual Funds, Inc.; Director, Vice President and Secretary, Integrity Money Management, Inc. (since August 1988), Integrity Fund Services, Inc. (since May 1989), Integrity Funds Distributor, Inc. (since January 1996), ND Capital, Inc. (August 1988 to August 2006); Director, Vice President and Secretary, South Dakota Tax-Free Fund, Inc. (April 1994 to June 2004), Montana Tax-Free Fund, Inc. (since May 1993), Integrity Fund of Funds, Inc. (since August 1994), and ND Tax Free Fund, Inc. (since October 1988); Vice President and Secretary, Integrity Managed Portfolios (since January 1996) and The Integrity Funds (since June 2003).

None
Adam C. Forthun 1 N. Main St. Minot, ND 58703 32	Treasurer	Annual Since May 2008	N/A

Fund Accountant (May 2003 to October 2005), Fund Accounting Supervisor (October 2005 to March 2008), Fund Accounting Manager (since March 2008), Integrity Fund Services, Inc.; Treasurer (since May 2008), Integrity Managed Portfolios, The Integrity Funds, ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., and Integrity Fund of Funds, Inc.

None
Brent M. Wheeler 1 N. Main St. Minot, ND 58703 38	Mutual Fund Chief Compliance Officer	Annual Since October 2005	N/A

Fund Accounting Manager (May 1998 to October 2005), Integrity Fund Services, Inc.; Treasurer (May 2004 to October 2005), Mutual Fund Chief Compliance Officer (since October 2005) Integrity Managed Portfolios, The Integrity Funds, ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., and Integrity Fund of Funds, Inc.

None

(1) The Fund Complex consists of the three incorporated funds in the Integrity family of funds, the six series of Integrity Managed Portfolios, and the three series of The Integrity Funds.

(2) Mr. Walstad is an interested person by virtue of being an officer of the Fund and a shareholder of Integrity Mutual Funds, Inc. Mr. Quist is an interested person by virtue of being an officer of the Fund, an officer and director of the Fund's investment adviser and principal underwriter, and a shareholder of Integrity Mutual Funds, Inc.

(3) Mr. Quist is not a Nominee.

COMPENSATION

Directors who are not an "interested person" of the Fund, as that term is defined in the 1940 Act, are paid an annual fee of $17,500 for service as director and trustee on the boards of the funds in the complex. In addition to the Fund, the Directors are also directors or trustees of four additional open-end investment companies representing (together with the Fund) 12 portfolios, currently advised by Integrity Money Management. The annual fee paid to the directors and trustees are allocated among the funds in the complex (which includes the three incorporated funds in the Integrity family of funds, the six series of Integrity Managed Portfolios, and the three series of The Integrity Funds) as follows: each fund pays a minimum $500 and the remainder of the fee is allocated among the funds on the basis of their relative net asset values. Mr. Walstad and Mr. Quist, who are the only "interested persons" of such funds, receive no compensation from the funds for serving as trustee or director (as applicable); however, Mr. Walstad does receive compensation from the funds for serving as Interim President.

The following table sets forth compensation paid by the Fund to each of the Directors of the Fund and total compensation paid to each Director for the fiscal year ended December 31, 2008. The Fund has no retirement or pension plans.

	Independent Directors			Interested Directors
	Orlin W. Backes	R. James Maxson	Jerry M. Stai	Robert E. Walstad	Peter A. Quist(3)	TOTALS
Aggregate Compensation From&
	Director	Director	Director	Director, Chairman and Interim President	Director, Vice President and Secretary
Integrity Fund of Funds, Inc.(1)	$871	$871	$871	$0	$0	$2,613
Total Compensation from Fund and Fund Complex(2)	$17,500	$17,500	$17,500	$0	$0	$52,500

(1) Based on compensation paid to the Directors for the fiscal year ended December 31, 2008, for services to the Fund.

(2) Based on the compensation paid to the Directors for the fiscal year ended December 31, 2008, for services to the Fund and four other open-end funds representing, in the aggregate, 15 portfolios advised by Integrity Money Management (including the Integrity Health Sciences Fund, the Integrity Technology Fund, and the Integrity Total Return Income Fund, which were part of The Integrity Funds until they were liquidated on April 25, 2008, April 25, 2008, and June 20, 2008, respectively).

(3) Mr. Quist is not a Nominee.

MEETINGS OF THE BOARD AND COMMITTEES

The Board of Directors manages the business and affairs of the Fund and appoints or elects officers responsible for the day-to-day operations of the Fund and the execution of policies established by Board resolution or directive.

The Independent Directors are charged with, among other functions, recommending to the full Board approval of the distribution, transfer agency and accounting services agreements and the investment advisory agreements. During the Fund's fiscal year ending December 31, 2008, the Board held 15 meetings.

The Board has two committees: (1) the Audit Committee; and (2) the Governance and Nominating Committee.

The Audit Committee currently consists of the three Independent Directors of the Fund: Jerry M. Stai, Orlin W. Backes, and R. James Maxson. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders and the investment community relating to fund accounting, reporting practices and the quality and integrity of the financial reports. To satisfy these responsibilities, the Audit Committee reviews with the independent auditors the audit plan and results and recommendations following independent audits, reviews the performance of the independent auditors and recommends engagement or discharge of the auditors to the Board of Directors, reviews the independence of the independent auditors, reviews the adequacy of the Fund's internal controls and prepares and submits Audit Committee meeting minutes and supporting documentation to the full Board. During the Fund's fiscal year ending December 31, 2008, the Audit Committee held four meetings.

The Governance and Nominating Committee currently consists of the three Independent Directors of the Fund: Jerry M. Stai, Orlin W. Backes, and R. James Maxson. The primary function of the Governance and Nominating Committee is to identify individuals qualified to become Board members and recommend nominations for election to the Board of Directors. The Governance and Nominating Committee takes a leadership role in shaping the governance of the Fund. The Governance and Nominating Committee has adopted a charter (which is available at http://www.integrityfunds.com) and meets at least quarterly. The Governance and Nominating Committee prepares and submits meeting minutes and supporting documentation to the full Board. During the Fund's fiscal year ending December 31, 2008, the Governance and Nominating Committee held eight meetings.

Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees of the Board on which the Director served. The Fund does not hold annual meetings and therefore do not have a policy with respect to Directors' attendance at such meetings.

DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The Governance and Nominating Committee has adopted procedures regarding its review of recommendations for Director nominees, including those recommendations presented by shareholders. When considering whether to add additional or substitute Directors to the Board, the Independent Directors are required to take into account any proposals for candidates that are properly submitted to the Fund's Secretary. Shareholders wishing to present one or more candidates for Director consideration may do so by submitting a signed written request to the Fund's Secretary at Integrity Fund of Funds, Inc., Attention: Secretary, 1 Main Street North, Minot, North Dakota 58703. The request must include the following information:

•	name and address of shareholder and, if applicable, name of broker or record holder;
•	number of shares owned;
•	name of Integrity fund(s) in which shares are owned;
•	whether the proposed candidate(s) consent to being identified in any proxy statement utilized in connecting with the election of Directors;
•	the name and background information of the proposed candidates; and
•	a representation that the candidate or candidates are willing to provide additional information about themselves, including assurances as to their independence.

In considering potential candidates for the Board, the Independent Directors may consider a variety of factors, including without limitation, high ethical standards, relevant expertise and experience, absence of conflicts of interest that would interfere with the performance of responsibilities, and the ability to devote sufficient time and attention, including the time needed to review materials and attend meetings.

SHARE OWNERSHIP IN THE FUND HELD BY DIRECTORS, NOMINEES AND OFFICERS

For each Director and Nominee, the dollar range and number of equity securities in the Fund beneficially owned by such individual in the Fund and in all registered investment companies overseen by each Nominee in the Integrity family of investment companies are shown below as of December 31, 2008:

	Independent Directors/Nominees			Interested Director/Nominee	Interested Director
Dollar Range of Equity Securities in&	Orlin W. Backes	R. James Maxson	Jerry M. Stai	Robert E. Walstad	Peter A. Quist (1)
Integrity Fund of Funds, Inc.	None	$1 to $10,000 (367.611 shares)	None	None	$10,001-$50,000 (1,495.577 shares)
All Registered Investment Companies Overseen by Director/Nominee in Family of Investment Companies (Aggregate)	$10,001 to $50,000 (1,566.557 shares)	$10,001 to $50,000 (3,562.549 shares)	$1 to $10,000 (144.971 shares)	Over $100,00 (16,701.385 shares)	$50,000-$100,000 (13,801.713 shares)

(1) Mr. Quist is not a Nominee.

As of the Record Date, none of the Independent Directors or any of their respective immediate family members owned beneficially or of record securities in Viking, Integrity Money Management, or IFD, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with any of such persons.

As of the Record Date, the Directors and officers of the Fund as a group beneficially owned ___ shares of the Fund, which is less than 1% of the Fund's outstanding shares:

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Although the Fund has not adopted a specific process regarding shareholder communications, shareholders of the Fund may communicate with the Board (or individual Directors serving on the Board) by sending written communications, addressed to the Board as a group or any individual Director, to Integrity Fund of Funds, Inc., Attention: Board of Directors, 1 Main Street North, Minot, North Dakota 58703. The Fund will ensure that this communication (assuming it is properly marked care of the Board or care of a specific Director) is delivered to the Board or the specified Director, as the case may be.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Brady, Martz & Associates ("Brady, Martz") has been selected as the Fund's independent registered public accounting firm for the current fiscal year. Representatives of Brady, Martz are not expected to attend the Special Meeting, but have been given the opportunity to make a statement if they so desire, and will be available should any questions arise requiring their attention.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table provides information on the aggregate fees billed for services rendered to the Fund by Brady, Martz for the fiscal years ended December 31, 2007 and December 31, 2008:

Fiscal Year Ended	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Totals
December 31, 2007	$5,000	$1,200	$1,200	None	$7,400
December 31, 2008	$6,750	$1,500	$1,200	None	$9,450

(1) Includes the amounts related to the professional services rendered by the principal accountant for the audit of the Fund's annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Includes fees principally paid for professional services rendered for due diligence and technical accounting consulting and research.

(3) Includes amounts related to the preparation and review of the Fund's tax returns.

FEES FOR NON-AUDIT SERVICES

During the past two fiscal years, Brady, Martz did not provide any non-audit services to the Fund, Integrity Money Management or any entity controlling, controlled by, or controlled with Integrity Money Management that provides ongoing services to the Fund.

PRE-APPROVALS

The Audit Committee has adopted policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services provided to the Fund by the principal accountant. All of the services described in the table above under the heading "Fees Paid to Independent Registered Public Accounting Firm" were pre-approved by the Audit Committee.

SHAREHOLDER APPROVAL AND REQUIRED VOTE

As described above, subject to the shareholders' right to cumulate votes, the election of Directors must be approved by a plurality of the votes cast in person or by proxy at the Special Meeting at which a quorum exists. Abstentions and broker non-votes will not affect the election of Directors under Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3. If you need any assistance, or have any questions regarding Proposal 3 or how to vote your shares, please call IFS (shareholder services) at (800) 601-5593 or (701) 857-0230.

ADDITIONAL INFORMATION

DELIVERY OF ANNUAL REPORTS AND OTHER DOCUMENTS

Annual reports will be sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to Integrity Funds Distributor, Inc. at 1 Main Street North, Minot, North Dakota 58703 or by calling (800) 276-1262.

Please note that only one annual or semi-annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or proxy statement, or to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Since the Fund does not hold regular meetings of shareholders, the anticipated date of the next shareholder meeting cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for the meeting is sent. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting (if any) should send their written proposals to Integrity Fund of Funds, Inc., 1 Main Street North, Minot, North Dakota 58703.

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING SELF-ADDRESSED POSTAGE-PAID RETURN ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY PHONE, BY FACSIMILE, OR VIA THE INTERNET.

IF YOU NEED HELP VOTING YOUR PROXY, OR WANT ADDITIONAL INFORMATION ABOUT ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (INCLUDING DIRECTIONS TO THE SPECIAL MEETING), YOU MAY CALL IFS (SHAREHOLDER SERVICES) AT (800) 601-5593 OR (701) 857-0230.

APPENDIX A
INTEGRITY FUND of FUNDS, INC.
FORM OF INVESTMENT ADVISORY AGREEMENT

AGREEMENT, effective commencing on [___________], 2009, between Viking Fund Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of North Dakota and Integrity Fund of Funds, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota.

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

WHEREAS, the Fund wishes to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to furnish such services to the Fund;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund and the Adviser as follows:

1.

Appointment. The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.

Investment Advisory Duties; Authority to Delegate to Sub-Adviser. Subject to the supervision of the Directors of the Fund, the Adviser will (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time, copies of which shall be provided to the Adviser by the Fund; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund. The Adviser is authorized, at its own expense, to delegate to a sub-adviser such of its responsibilities hereunder as may be specified in an agreement with such sub-adviser. Any such agreement shall comply with all applicable provisions of Section 15 of the 1940 Act, except to the extent permitted by any exemptive order or similar relief (including without limitation any rule, regulation, interpretive order or no-action relief) of the SEC. In the event the Adviser does so delegate to a sub-adviser, the Adviser is further responsible for supervising the activities and performance of the sub-adviser, for taking reasonable steps to assure that the sub-adviser complies with the Fund's investment policies and procedures and with applicable legal requirements, and for reporting to the Directors regarding these matters.

In performing its investment management services to the Fund hereunder, the Adviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. Subject to the Fund's investment objective and policies, the Adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Adviser will determine what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

The Adviser further agrees that, in performing its duties hereunder, it will:

a.

comply with applicable provisions of the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

	b.	use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;
c.

place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

d.

furnish to the Fund, or to the Fund's administrator, Integrity Fund Services, Inc., ("Administrator") if so directed, whatever statistical information the Fund or Administrator may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Adviser will keep the Fund and the Directors informed of developments materially affecting the Fund's portfolio and shall, on the Adviser's own initiative, furnish to the Fund from time to time whatever information the Adviser believes appropriate for this purpose;

e.

make available to the Administrator, and the Fund, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator and the Fund in their compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

f.

immediately notify the Fund in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser further agrees to notify the Fund immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Fund's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect;

	g.	in making investment decisions for the Fund, use no inside information that may be in its possession, nor will the Adviser seek to obtain any such information.
3.

Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 3, the Adviser shall pay the compensation and expenses of all its governors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes), and the Adviser shall make available, without expense to the Fund, the service of its governors, officers and employees who may be duly elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Adviser shall also pay the fees of any sub-adviser.

The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Adviser in this section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, fund accounting agent, registrar, or dividend disbursing agent of the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates, if any; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering shares of the Fund for sale and of compliance with applicable state notice filing requirements; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery or other office supplies; any litigation expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, Directors and employees of the Fund who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or Directors of the Fund who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

4.

Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Fund will pay the Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to 90 basis points (0.90%) of the Fund's average daily net assets. The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this section, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4.

5.

Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. The Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

6.

Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable to the Adviser, the Fund or to any holder of the Fund's shares, for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Fund.

7.

Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its directors or officers (or persons acting in similar capacities) or employees shall act as a principal or agent or receive any commission, except to the extent permitted under the 1940 Act. If the Adviser provides any advice to its clients concerning the shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

8.

Duration and Termination. This Agreement shall continue until [__________], 2011, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

9.

Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, to the extent required by applicable law and subject to any applicable relief (including without limitation, any no-action or exemptive relief) of the SEC, and (ii) a majority of the Directors, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

10.

Proxies. Unless the Fund gives written instructions to the contrary, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

11.	Miscellaneous.
a.

This Agreement shall be governed by the laws of the State of North Dakota, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

	b.	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
c.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

	d.	Nothing herein shall be construed as constituting the Adviser as an agent of the Fund.
e.

The names "Integrity Fund of Funds, Inc." and "Directors of Integrity Fund of Funds, Inc." refer respectively to the Fund and the Directors, as directors but not individually or personally. The obligations of "Integrity Fund of Funds, Inc." entered into in the name or on behalf thereof, or by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders or representatives of the Fund personally, but bind only the assets of the Fund, and all persons dealing with the Fund must look solely to the assets of the Fund for the enforcement of any claims against the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of [_________], 2009.

INTEGRITY FUND of FUNDS, INC.
By:
President

VIKING FUND MANAGEMENT, LLC
By:
President

Dated [_________], 2009

PROXY CARD

Integrity Fund of Funds, Inc.

NAME ADDRESS CITY STATE ZIP

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2009

This Proxy is being solicited on behalf of the Board of Directors of
Integrity Fund of Funds, Inc.

The undersigned, having received notice of the Special Meeting of Shareholders of Integrity Fund of Funds, Inc. (the "Fund"), revoking previous proxies, hereby appoints Laura K. Anderson, Kevin M. Flagstad, Robert E. Walstad and Brent M. Wheeler, or any one of them, true and lawful attorneys, each with full power of substitution and revocation, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Fund to be held on June 29, 2009 at the offices of Brady, Martz & Associates, P.C., 24 Central Avenue West, Minot, North Dakota 58701, at 10:00 a.m., Central time, and at any adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Special Meeting.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Proposals—The Board of Directors recommends a vote FOR the following proposals.

1.	To approve a new investment advisory agreement with Viking Fund Management, LLC.	For	Against	Abstain

2.

To approve a "manager of managers" structure which would permit the investment adviser to hire, replace and reinstate investment sub-advisers and to enter into and materially amend investment sub-advisory agreements without obtaining shareholder approval.

		For	Against	Abstain

IMPORTANT: This proxy must be completed, signed, and dated on the reverse side.

3.	To elect four Directors to the Board of Directors of the Fund.
	Independent Directors	For	Withhold
Orlin W. Backes

R. James Maxson

Jerry M. Stai

	Interested Director	For	Withhold
Robert E. Walstad

NOTE: If cumulative voting procedures are invoked, the proxy holders will have the right, in their discretion, to cumulate votes as described in the Proxy Statement.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

Four simple methods to vote your proxy:

1.

Internet: Log on www.integrityfunds.com/proxy. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Your Control Number: ControlNum
2.	Phone: Simply dial toll-free (800)601-5593 or (701)857-0230. Please have this proxy card available at the time of the call.
3.	Mail: Simply complete, sign, and date this proxy card and return it in the postage paid envelope provided.
4.	Facsimile: Simply complete, sign, and date this proxy card and fax it to Integrity Fund Services, Inc. at (701)852-2548.

Note—Please sign the name or names exactly as appearing on the proxy card. When signing as an attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name and indicate your title. Joint owners should each sign. Please sign, date and return.

Account	Shares	X
Signature and Title (if applicable)
Account	ShareBalance
Date
NAME ADDRESS CITY STATE ZIP		X
Signature, if held jointly

Date

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged.